                                                                    EXHIBIT 99.1

Contact:    MICHAEL R. KOUREY, CFO
            ----------------------
            POLYCOM, INC.
            408.474.2844
            ------------
            email:  mkourey@polycom.com
                    -------------------


               POLYCOM REPORTS FOURTH QUARTER RESULTS

               Revenues at $100 Million for Q4 2000;
         Pro forma EPS Grows 83% to 22 Cents per Share in Q4

     MILPITAS, CALIFORNIA - JANUARY 18, 2001 - Polycom -Registered Trademark-, Inc. (NASDAQ: PLCM), a leader in broadband solutions, today reported itS operating results for the fourth quarter ending December 31, 2000.

     Fourth quarter consolidated net revenues grew to $100.0 million, an increase of 65% compared to $60.5 million recorded for the fourth quarter of 1999. Pro forma net income, which excludes the effects of acquisition costs, the release of litigation reserves and other investments adjustments, in the fourth quarter was $17.4 million, or 22 cents per diluted share. This compares to a pro forma net income of $9.0 million, or 12 cents per diluted share, for the fourth quarter of 1999.

     For the year ended December 31, 2000, net revenues grew 66% to $331.3 million from $200.1 million for the comparable period last year. Pro forma net income for the year ended December 31, 2000 was $53.2 million, or 69 cents per diluted share. This represents a 64% increase over the pro forma net income of $30.4 million, or 42 cents per diluted share, for the comparable period last year.

     On a product line basis, net revenues for the fourth quarter of 2000 were comprised of 15% network access, or $15.1 million; 61% video communications, or $61.4 million; and 24% voice communications, or $23.5 million. This compares to the fourth quarter of 1999, in which revenues were comprised of 3% network access, or $2.0 million; 66% video communications, or $39.8 million; and 31% voice communications, or $18.7 million.

     Including the effect of the pro forma items, net income for the fourth quarter of fiscal 2000 was $12.2 million, or 15 cents per diluted share, compared with $7.9 million, or 11 cents per diluted share, for the same period last year. On an annual basis, including the effect of the pro forma items, net income for fiscal 2000 was $49.2 million, or 64 cents per diluted share, compared with $29.4 million, or 40 cents per diluted share, for fiscal 1999.

     "Polycom continues to benefit from the demand for broadband access and the products that utilize broadband connections," stated Robert Hagerty, president and CEO. "In fact, we are pleased that Polycom's products, such as our broadband connections and our video and voice product lines, enhance productivity and create improved agility. We believe the tools we provide can lower operating costs for our customers and assist them in building closer, more profitable relationships with their customers and other constituents."

     Hagerty continued, "With our growing strategic partners base and channel network, we are providing our customers with a wide range of broadband access, voice, and video products. Moving into 2001, we expect to begin shipments of voice over IP products through partners such as Cisco, Intel, and others. We also anticipate broadening our network access offering through our joint development with Avaya for a new broadband access device that integrates with their leading Partner ACS system. In addition, the expected closings of the previously announced acquisitions of Accord Networks and Circa Communications will further enable Polycom to provide seamless, end-to-end interoperability for voice, data, and video communications for enterprises of all sizes."

     "During the fourth quarter, net revenues grew sequentially by 16% when compared to the third quarter of 2000," said Michael Kourey, senior vice president, finance and administration, and CFO. "This significant sequential growth was primarily driven by a 76% sequential growth in network access and a 33% sequential growth in voice communications. As with last quarter, Polycom achieved a new record pro forma operating profit at $23.0 million and a positive operating cash flow of approximately $11 million for the fourth quarter. This yielded a cash and investment balance of $258.4 million as of year-end."

About Polycom

     Polycom develops, manufactures and markets a full range of premium-quality network access devices and broadband appliances. Polycom's integrated communication solutions enable business and professional users to immediately realize the benefits of voice, video and data over rapidly growing broadband networks.

     This release contains forward-looking statements, including statements about our expectation that we will begin shipments of voice over IP products through partners such as Cisco, Intel, and others, our anticipated broadening of our network access offering through our joint development with Avaya for a new broadband access device that integrates with their leading Partner ACS system, and the expected closings of the previously announced acquisitions of Accord Networks and Circa Communications. These statements are subject to many risks and uncertainties, including potential fluctuations in results and future growth rates, the market acceptance of the company's products, possible delays in the development and shipment of new products, risks associated with the Accord Networks and Circa acquisitions (such as the potential inability to satisfy the closing conditions, the risk of loss of distribution channels that sell products competitive to Polycom, and potential difficulties in the assimilation of the other distribution channels and other operations, strategies, technologies and products of the acquired companies), risks that the development project with Avaya will not meet its objectives, and risks associated with changes in general economic conditions. Further risks are detailed from time to time in Polycom's SEC reports, including the Form 10-K, for 1999, and subsequent Form 10-Q filings and Accord Networks' SEC reports.

     As has been noted on the Company's web site since January 4, 2001, Polycom will hold a conference call today at 5:00 p.m. ET/2:00 p.m. PT to discuss its fourth quarter earnings. Robert Hagerty, Chairman, President and CEO, and Michael Kourey, Chief Financial Officer will host the conference. You may participate by viewing the webcast at WWW.POLYCOM.COM or, for callers in the US and Canada, call 888.209.3794; and for callers outside of the US and Canada, call 212.346.0184.

     Polycom, the Polycom logo design, and SoundPoint Pro are registered trademarks and ViewStation, NetEngine, ViaVideo, StreamStation, and MeetingSite are trademarks of Polycom, Inc. in the U.S. and various countries. -C-2000 Polycom, Inc. All rights reserved.

                                  POLYCOM, INC.
                   PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
              EXCLUDING ACQUISITION COSTS, LITIGATION RESERVE RELEASE AND
                           OTHER INVESTMENT ADJUSTMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                                    Three Months Ended                      Year Ended
                                                             --------------------------------     -----------------------------
                                                                    Dec. 31,        Dec. 31,         Dec. 31,         Dec. 31,
                                                                        2000            1999             2000             1999
                                                               --------------     -----------     ------------     ------------
Net revenues                                                       $ 100,030        $ 60,488        $ 331,302        $ 200,067
Cost of net revenues                                                  46,955          27,230          149,967           91,257
                                                               --------------     -----------     ------------     ------------
   Gross profit                                                       53,075          33,258          181,335          108,810

Operating expenses:
   Sales and marketing                                                15,753          10,591           58,460           36,047
   Research and development                                           10,287           6,925           35,444           21,615
   General and administrative                                          4,021           2,577           14,857            8,269
                                                               --------------     -----------     ------------     ------------
      Total operating expenses                                        30,061          20,093          108,761           65,931

Operating income                                                      23,014          13,165           72,574           42,879

Interest income, net                                                   2,932             622            6,837            1,771
Other income (expense)                                                   (22)             (2)               8              (31)
                                                               --------------     -----------     ------------     ------------

Income before provision for income taxes                              25,924          13,785           79,419           44,619
Provision for income taxes                                             8,554           4,826           26,208           14,194
                                                               --------------     -----------     ------------     ------------
Net income                                                         $  17,370        $  8,959        $  53,211        $  30,425
                                                               ==============     ===========     ============     ============
Basic net income per share                                         $    0.23        $   0.13        $    0.74        $    0.47
                                                               ==============     ===========     ============     ============
Dilutive net income per share                                      $    0.22        $   0.12        $    0.69        $    0.42
                                                               ==============     ===========     ============     ============
Weighted average shares outstanding for basic EPS                     75,297          67,105           71,851           65,071
                                                               ==============     ===========     ============     ============
Weighted average shares outstanding for dilutive EPS                  80,004          74,463           77,507           72,916
                                                               ==============     ===========     ============     ============



THE ABOVE PRO FORMA AMOUNTS HAVE BEEN ADJUSTED TO EXCLUDE THE FOLLOWING ITEMS:

                                                                     Three Months Ended                    Year Ended
                                                               -------------------------------    -----------------------------
                                                                    Dec. 31,         Dec. 31,        Dec. 31,         Dec. 31,
                                                                        2000             1999            2000             1999
                                                               --------------     ------------    ------------    -------------
Acquisition costs                                                      1,933            1,650           1,933            1,650
Litigation reserve release                                               ---              ---          (1,843)             ---
Other investments adjustment                                           5,854              ---           5,854              ---
Combined income tax effect of pro forma adjustments                   (2,569)            (578)         (1,961)            (578)
                                                               --------------     ------------    ------------    -------------
Net effect of pro forma adjustments                                    5,218            1,072           3,983            1,072
                                                               ==============     ============    ============    =============

                                  POLYCOM, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                    Three Months Ended                      Year Ended
                                                           -----------------------------------    -----------------------------
                                                                  Dec. 31,           Dec. 31,        Dec. 31,         Dec. 31,
                                                                      2000               1999            2000             1999
                                                             --------------    ---------------    ------------    -------------
                                                              (Unaudited)       (Unaudited)
Net revenues                                                     $ 100,030           $ 60,488       $ 331,302        $ 200,067
Cost of net revenues                                                46,955             27,230         149,967           91,257
                                                             --------------    ---------------    ------------    -------------
   Gross profit                                                     53,075             33,258         181,335          108,810

Operating expenses:
   Sales and marketing                                              15,753             10,591          58,460           36,047
   Research and development                                         10,287              6,925          35,444           21,615
   General and administrative                                        4,021              2,577          14,857            8,269
   Acquisition costs                                                 1,933              1,650           1,933            1,650
   Litigation reserve release                                          ---                ---          (1,843)             ---
                                                             --------------    ---------------    ------------    -------------
      Total operating expenses                                      31,994             21,743         108,851           67,581

Operating income                                                    21,081             11,515          72,484           41,229

Interest income, net                                                 2,932                622           6,837            1,771
Other investments adjustment                                        (5,854)               ---          (5,854)             ---
Other income (expense)                                                 (22)                (2)              8              (31)
                                                             --------------    ---------------    ------------    -------------

Income before provision for income taxes                            18,137             12,135          73,475           42,969
Provision for income taxes                                           5,985              4,248          24,247           13,616
                                                             --------------    ---------------    ------------    -------------
Net income                                                       $  12,152           $  7,887       $  49,228        $  29,353
                                                             ==============    ===============    ============    =============
Basic net income per share                                       $    0.16           $   0.12       $    0.69        $    0.45
                                                             ==============    ===============    ============    =============
Dilutive net income per share                                    $    0.15           $   0.11       $    0.64        $    0.40
                                                             ==============    ===============    ============    =============
Weighted average shares outstanding for basic EPS                   75,297             67,105          71,851           65,071
                                                             ==============    ===============    ============    =============
Weighted average shares outstanding for dilutive EPS                80,004             74,463          77,507           72,916
                                                             ==============    ===============    ============    =============

                                  POLYCOM, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                                                     Dec. 31,        Dec. 31,
                                                                                         2000            1999
                                                                               ---------------    -----------
   ASSETS
   Current assets
      Cash and cash equivalents                                                      $ 173,312       $ 35,952
      Short-term investments                                                            32,474         24,815
      Trade receivables, net                                                            68,651         47,445
      Inventories                                                                       42,765         18,136
      Deferred taxes                                                                    26,623          9,059
      Non-trade receivables                                                              6,805          1,787
      Prepaid expenses and other current assets                                          1,696            581
                                                                                --------------    -----------
         Total current assets                                                          352,326        137,775

   Fixed assets, net                                                                    16,710          9,795
   Long-term investments                                                                42,418         15,050
   Other investments                                                                    10,146            ---
   Licenses                                                                              7,378            ---
   Noncurrent deferred taxes                                                             2,322          1,546
   Deposits and other assets                                                               569            555
                                                                                --------------    -----------
         Total assets                                                                $ 431,869      $ 164,721
                                                                                ==============    ===========
   LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities
      Accounts payable                                                               $  31,318      $  26,433
      Taxes payable                                                                     15,527          9,633
      Other current liabilities                                                         20,284         15,385
                                                                                --------------    -----------
         Total current liabilities                                                      67,129         51,451
   Stockholders' equity                                                                364,740        113,270
                                                                                --------------    -----------
         Total liabilities and stockholders' equity                                  $ 431,869      $ 164,721
                                                                                ==============    ===========



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